UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 7, 2006
O’CHARLEY’S INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-18629	62-1192475

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3038 Sidco Drive Nashville, Tennessee	37204

(Address of Principal Executive Offices)	(Zip Code)
(615) 256-8500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement	3
Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	4
Item 9.01.	Financial Statements and Exhibits	4

SIGNATURES		5
EXHIBIT INDEX		6
EX-10.1	Severance Agreement dated July 7, 2006 between O’Charley’s Inc., its subsidiaries and related entities, and Herman A. Moore. Jr.	6

EX-10.2	Severance Compensation Agreement dated July 7, 2006 between O’Charley’s and John R. Grady	6
EX-10.1 SEVERANCE AGREEMENT HERMAN A MOORE JR.
EX-10.2 SEVERANCE COMPENSATION AGREEMENT JOHN R GRADY

Item 1.01. Entry into a Material Definitive Agreement
     On July 7, 2006, O’Charley’s Inc. and its subsidiaries and related entities (“O’Charley’s”), entered into a Severance and Consulting Agreement and General Release dated as of July 7, 2006 (the “Severance Agreement”) with Herman A. Moore, Jr., President of Commissary Operations — O’Charley’s. Under the terms of the Severance Agreement, Mr. Moore will retire from all offices and positions he holds with O’Charley’s and its affiliates, effective as of June 30, 2006.
     The Severance Agreement provides that Mr. Moore will receive a total of $242,460, $158,531 of which will be paid in accordance with the Company’s existing payroll practices through February 28, 2007 and $83,929 of which is payable in a lump sum on February 28, 2007. In addition, Mr. Moore will be entitled to receive one-half of any bonus payment he would otherwise be entitled to receive for fiscal 2006 had he remained employed through the end of fiscal 2006. For a period ending February 28, 2007, Mr. Moore has agreed to periodically consult with O’Charley’s and to provide such information and assistance to O’Charley’s with respect to commissary and supply chain operations with which he was familiar while employed by O’Charley’s. For a period of one year, Mr. Moore has also agreed not to compete with O’Charley’s or to attempt to hire away any O’Charley’s employees or consultants. Under the terms of the Severance Agreement, Mr. Moore may elect to continue health insurance coverage pursuant to his “COBRA” right and O’Charley’s will pay the premiums for such coverage during the continuation period.
     The description of the above-referenced Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the document, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
     On July 7, 2006, O’Charley’s entered into a Severance Compensation Agreement with John R. Grady, Concept President — Ninety Nine Restaurant and Pub. Pursuant to the Severance Compensation Agreement, upon a change of control Mr. Grady will be entitled to a lump sum payment and continuation, for a certain period of time, of health insurance coverage if he is terminated within 18 months of such change of control other than for cause, death, disability, or retirement or if he terminates employment for good reason. Such lump sum amount will equal the sum of (i) 150% of the average of the aggregate annual salary paid to him by us during the three calendar years preceding the change in control and (ii) 150% of the highest bonus compensation paid to him for any of the three calendar years preceding the change in control. If the lump sum severance payment, either alone or together with other payments for which Mr. Grady has the right to receive from us, would be deemed to be a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, the payment shall be reduced to the largest amount as will result in no portion of the payment being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.
     The description of the above-referenced Severance Compensation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the document, a copy of which is attached as Exhibit 10.2 and incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On June 30, 2006, Mr. Moore retired effective as of June 30, 2006 as President of Commissary Operations — O’Charley’s. The terms of Mr. Moore’s Severance Agreement are described in Item 1.01 above.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits.
10.1	Severance and Consulting Agreement and General Release dated July 7, 2006 between O’Charley’s Inc., its subsidiaries and related entities, and Herman A. Moore, Jr.

10.2	Severance Compensation Agreement dated July 7, 2006 between O’Charley’s and John R. Grady

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

O’CHARLEY’S INC.
By:	/s/ Robert J. Williams
Robert J. Williams
Chief Accounting Officer and Corporate Controller

Date: July 7, 2006

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Severance Agreement dated July 7, 2006 between O’Charley’s Inc., its subsidiaries and related entities, and Herman A. Moore, Jr.

10.2	Severance Compensation Agreement dated July 7, 2006 between O’Charley’s and John R. Grady